CONSENT OF INDEPENDENT ACCOUNTANT


Board of Directors

Badger Paper Mills, Inc. and Subsidiary


We consent to the incorporation by reference in the Registration Statement of Badger Paper Mills, Inc. and Subsidiary on Forms S-8 (File No. 333-01671, effective March 13, 1996 and File No. 333-01673, effective March 13, 1996) of our reports dated January 26, 2001, with respect to the consolidated financial statements and schedule of Badger Paper Mills, Inc. for the years ended December 31, 2000, 1999 and 1998 included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

/S/ GRANT THORNTON LLP
Appleton, Wisconsin
February 13, 2002



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